UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[First used on or about May 25, 2023]

The primary purpose of the Fireside Chat is to address questions related to the upcoming Annual Meeting of Stockholders, including the proposal to increase the authorized common stock and its importance to Nikola’s business. Nikola will hold a “Fireside Chat” and Q&A session for Stockholders with CEO Michael Lohscheller on Thursday, June 1, 2023 at 4:30 p.m. ET (1:30 p.m. PT) to address questions related to the upcoming Annual Meeting of Stockholders. Learn more here: https://www.nikolamotor.com/press_releases/nikola-stockholders-vote-now-for-proposal-2/

[First used on or about May 26, 2023]

Stockholders…EVERY vote matters. Contact Alliance Advisors at (855) 935-2562, or 1 (551) 210-9929 for international holders, to vote FOR all proposals TODAY. https://www.nikolamotor.com/stockholder-meeting/

[First used on or about May 27, 2023]

#NKLA stockholders, help drive us forward. Vote FOR all proposals. The deadline for voting is June 6, 2023, at 11:59 p.m. ET. Contact Alliance Advisors at (855) 935-2562 to vote your shares today.